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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We have issued our report dated February 7, 1997, accompanying the financial statements included in the Annual Report of Alrenco, Inc. on form 10-K for the year ended December 31, 1996, and our report dated February 7, 1997, covering the financial statements of Alrenco, Inc., which is included in Form 8-K of Alrenco, Inc. dated March 5, 1998. We consent to the use of the aforementioned reports in this registration statement and to the use of our name as it appears under the captions "Selected Financial Data" and "Experts."

                                            GRANT THORNTON LLP

Dallas, Texas
March 6, 1998